Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF

COMMON STOCK

AT $5.00 PER SHARE

AND

SERIES A CONVERTIBLE PREFERRED STOCK

AT $20.00 PER SHARE

OF

CLARIENT, INC.

PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 5, 2010

BY

CRANE MERGER SUB, INC.

AN INDIRECT WHOLLY OWNED SUBSIDIARY

OF

GENERAL ELECTRIC COMPANY

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 6, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock of Clarient, Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Common Shares”) and/or certificates representing shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by fax:	If delivering by hand or courier:
BNY Mellon Shareowner Services Corporate Actions Department	For Eligible Institutions only: (201) 680-4626	(Until 5:00 P.M. EST on the date on which the Expiration Time occurs)
P.O. Box 3301 South Hackensack, NJ 07606	For telephone confirmation only: (201) 680-4860	BNY Mellon Shareowner Services Corporate Actions Department 27th Floor 480 Washington Blvd Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Crane Merger Sub, Inc., a Delaware corporation and indirect, wholly owned subsidiary of General Electric Company, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 5, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal (such offer, together with any amendments or supplements thereto, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of Clarient, Inc., a Delaware corporation (the “Company”), par value $0.01 per share (the “Common Shares”) and/or shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”), specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Common Shares Tendered:

Certificate Number(s) (If Available):

Check box if Common Shares will be Tendered by Book-Entry Transfer: ☐

DTC Account Number:

Name(s) of Record Holder(s):

Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Dated:	, 2010

Signature(s):

Number of Preferred Shares Tendered:

Certificate Number(s) (If Available):

Name(s) of Record Holder(s):

Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Dated:	, 2010

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase) hereby guarantees delivery to the Depositary, at one of the addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name:
Please Print or Type

Title:

Date:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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